I N V E S T O R P R E S E N T A T I O N D E C E M B E R 2 0 2 4 G I V E L I G H T A N D T H E P E O P L E W I L L F I N D T H E I R O W N W A Y THE E.W. SCRIPPS COMPANY

S A F E H A R B O R D I S C L O S U R E This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “anticipate,” “intend,” “expect,” “estimate,” “could,” “should,” “outlook,” “guidance,” and similar references to future periods. Examples of forward-looking statements include, among others, statements the company makes regarding expected operating results and future financial condition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of the industry and the economy, the company’s plans and strategies, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstance that are difficult to predict and many of which are outside of the company’s control. The company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: change in advertising demand, fragmentation of audiences, loss of affiliation agreements, loss of distribution revenue, increase in programming costs, changes in law and regulation, the company’s ability to identify and consummate strategic transactions, the controlled ownership structure of the company, and the company’s ability to manage its outstanding debt obligations. A detailed discussion of such risks and uncertainties is included in the company’s Form 10-K, on file with the SEC, in the section titled “Risk Factors.” Any forward-looking statement made in this document is based only on currently available information and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. This document also contains certain non-GAAP (generally accepted accounting principles) financial measures, in particular “adjusted EBITDA,” that are provided as supplements to assist management and the public in their analysis and valuation of the company. These metrics are not formulated in accordance with GAAP, are not meant to replace GAAP financial measures, and may differ from other companies’ uses or formulations. A reconciliation of non-GAAP financial measures to GAAP measures reported in our financial statements is included in the appendix. 2

Third-quarter highlights: • The company took in more than $340 million of 2024 presidential-year political advertising revenue in the Local Media division, a record level that far exceeded the guidance of $270-$290 million Scripps issued in August. • The record political advertising revenue helped the company achieve record third-quarter revenue of $646 million. • In the Scripps Networks division, tight expense management resulted in a nearly 4% decline in expenses. For the fourth quarter, Scripps expects to be down in the high single-digits percent range because of reductions at Scripps News and ongoing cost controls. • During the third quarter, the company paid down $115 million of debt and ended the quarter with a leverage ratio of 5.1x, a significant improvement from 6.0x at the end of Q2. SCRIPPS BROUGHT IN RECORD REVENUE AND PAID DOWN $115 MILLION OF DEBT IN THE THIRD QUARTER 3 Reporters for Scripps’ Kansas City NBC affiliate KSHB conduct interviews on Election Day, 2024.

Financial highlights: • Expect to pay down $300 million of debt in 2024 • Improved leverage ratio from 6x at the end of Q2 to 5.1x at the end of Q3 • Projected leverage ratio in the high 4x’s range by year-end • Signed letters of intent for more than $60 million of real estate asset sales • Executed cost savings in Scripps Networks that will result in a 400-600 basis-point improvement in the division’s margin for 2025 and beyond • Grew revenue through record-setting presidential-election year Local Media political advertising; a successful Scripps Networks upfront; and by doubling revenue for the WNBA in its second season with Scripps Sports on ION THE COMPANY EXPECTS TO REDUCE OUR DEBT RATIO TO UNDER 5X BY YEAR END 4

LOOKING AHEAD, WE EXPECT TO BENEFIT FROM DIVESTITURES AND EXPENSE MANAGEMENT 5 Drivers of continued debt paydown and leverage reduction include: 1. Portfolio optimization/asset sales: We continue to move through a process to sell the Bounce TV network as well as to divest of some real estate holdings. 2. Connected TV: We project high-single-digits growth for 2024, year over year, in our Scripps Networks connected TV advertising revenue, which was nearly $100 million in 2023. (This growth percentage backs out results from the programmatic advertising product we sunset.) 3. Sports rights: Our local core and distribution revenue and national advertising revenue will benefit from continued disciplined expansion into sports rights, fueling organic growth. We have doubled our WNBA ad revenue on ION. 4. Expense management: We are very near-term focused on capturing new efficiencies across the enterprise that give our businesses greater sustainability. 5. Political advertising revenue: After record and peer-leading results in 2024, we are looking ahead to the 2026 midterm elections to benefit from the high-margin political ad revenue that broadcasters get, as the primary beneficiaries of political ad spending. Our 2022 midterm election revenue was $200 million.

POLITICAL, RETRANS, SPORTS AND AUDIENCE REACH CONTINUE TO DRIVE OUR BUSINESS FORWARD 6 Record Political Advertising Revenue 1 Robust Retransmission Revenue2 Meaningful Upside From Securing Sports Rights 3 Diversified Distribution For an Evolving Consumer4 Largest U.S. Broadcaster By Household Reach5 Capital Allocation Policy Focused on Debt Reduction7 Significant Progress Toward Leverage Reduction8 Scripps’ spectrum reaches 72% of U.S. households Largest Holder of U.S. Broadcast Spectrum6

OUR POLITICAL ADVERTISING REVENUE REACHED ANOTHER RECORD LEVEL IN 2024


Scripps Political Revenue (Local Media)
$ in millions
$101
$140
$265
$199
~$340
2016A
2018A
2020A
2022A
2024E

INDUSTRY

- Heightened polarization continues to drive political advertising spend
- Broadcast TV continues to capture the lion's share (AdImpact)
- Key issues on ballot have driven higher spend in purple states
- Overall spend expected to continue to increase after record 2024

SCRIPPS

- 2024 political revenue expected to be **~$340 million**
  - **+30%** vs. prior record (2020)
  - **+33%** vs. guidance range of $240-$270 million given in Q1 2024
- Growth in political revenue driven by:
  - Presidential race
  - Competitive U.S. Senate races, especially Montana, Nevada, Ohio and Arizona
  - Coverage in several states with key issues on November ballots

7

$31 $752 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020A 2021A 2022A 2023A ROBUST RETRANSMISSION REVENUE PROVIDES STRONG VISIBILITY AND GROWTH 8 Scripps Retransmission Revenue Network Affiliate Renewals $ in millions MVPD Renewal Schedule 2024 – 2026 2024: ~5% of pay TV households up for renewal 2025: ~20% of pay TV households up for renewal 2026: ~75% of pay TV households up for renewal 2024 2025 2026 11 stations 6 stations 4 stations 3 stations 18 stations

SECURING SPORTS RIGHTS HAS GIVEN US MEANINGFUL CONTRIBUTIONS TO CORE; UPFRONT AD SALES

Local Sports is a cornerstone of local TV, driving viewership, core advertising and retransmission revenue.

National Reach

The WNBA: Scripps' Friday Night Spotlight on ION **expanded the league's audience by 30%** and doubled Scripps' revenue from the 2023 to 2024 seasons.

The National Women's Soccer League: Scripps held 50 games with its Saturday Night franchise on ION, making us the most visible partner in the league in season 1 of our agreement.

Local Reach

The National Hockey League's Florida Panthers: In October, Scripps began a multi-year agreement to locally broadcast preseason, regular season and round one postseason games for the reigning Stanley Cup Champions. Viewership is already up more than 150% from their 2023-24 season.

The National Hockey League's Vegas Golden Knights: Began its season in October 2023 in 12 Scripps markets and saw **80% viewership increase year over year.**

The National Hockey League's Utah Hockey Club: Viewership and ratings **soared by more than 600%** for the team as the Arizona Coyotes. Scripps retained its contract after the team's move to Salt Lake City.

The Big Sky Conference: Set to generate significant revenue in 2024 and 2026 amid the anticipated competitive election cycle for its five TV stations in Montana.

Local sports rights support Local Media core advertising.

National sports rights helped Scripps Networks drive 2024 upfront sales, leading to 75% sellout of upfront inventory.

9

WE PROVIDE DIVERSIFIED DISTRIBUTION TO MEET CHANGING CONSUMER TV VIEWING HABITS

	Scripps News	Court TV	ION	Bounce	ION Plus	ION Mystery	Grit
YouTubeTV	✓	✓	✓	✓			
Samsung TV Plus	✓	✓	✓	✓	✓	✓	✓
Vizio WatchFree+	✓	✓	✓	✓	✓	✓	✓
Roku Channel	✓	✓	✓	✓	✓	✓	✓
Xumo	✓	✓	✓	✓	✓	✓	✓
Tubi	✓	✓	✓	✓	✓	✓	✓
FuboTV	✓	✓	✓	✓	✓	✓	✓
TCL	✓	✓	✓	✓	✓	✓	✓
FreeVee	✓	✓	✓	✓	✓	✓	✓
Pluto	✓	✓	✓	✓			

Scripps News is no longer broadcast over the air but maintains its full connected TV/streaming platform distribution along with the related CTV revenue. Total networks CTV revenue is guided to up high-single-digits in 2024.

10

SCRIPPS IS THE LARGEST BROADCASTER BY U.S. TV HOUSEHOLD REACH 11 36.3% 38.0% 22.9% 25.6% 23.7% 19.0% 21.4% 23.0% 20.6% 71.1% 62.4% 44.9% 39.3% 38.6% 38.1% 37.4% 36.3% 36.2% U.S. Households % (w UHF Discount) U.S. Households Gross Reach % Local Media Group Scripps Networks 60+ Local TV Stations 42 Markets Eight National Networks 48 ION stations Scripps’ Local Media and ION stations, national networks reach nearly every U.S. TV household over the air and on pay or connected TV. Scripps distributes its networks on OTA, pay TV, and FAST through affiliates, white space and CTV. 72%

OUR LOCAL MEDIA AND ION STATIONS GIVE US THE NATION’S LARGEST BROADCAST SPECTRUM HOLDINGS Scripps’ station signals reach 72% of U.S. television households. This powerful broadcast spectrum reaches 74 million American homes. Our local and ION stations’ spectrum equals 627 million megahertz per population. We are constantly evaluating the highest and best use of our spectrum. Among our considerations are selling stations; monetizing spectrum further with content or through ATSC 3.0 datacasting; and possibly participating if there were to be an auction and pricing were right. 12 Satellite receiving dishes on the rooftop of Scripps’ KMGH/Denver7.

WE HAVE PRIORITIZED USING CASH FLOW FOR CONTINUED DEBT REDUCTION Paydown % of 12/31/20 Debt 34% (4) 14% 5% (5) 10% 10% (6) (1) Represents cumulative discretionary spending as of Q3 2024A (2) Debt paydown net of scheduled debt repayments and refinancings (3) Discretionary use of capital for stock repurchases and dividends (4) 12/31/2020 debt balance pro forma for $800 million term loan issued to finance the acquisition of ION on 1/7/2021 (5) Sinclair debt excludes Diamond Sports Group debt (6) 12/31/2020 debt balance pro forma for $1.5 billion term loan and $1.3 billion of senior notes issued to finance the acquisition of Meredith on 12/1/2021 Leverage • Capital allocation priority is to de-lever via excess cash flow • Long-term target: Mid ~3.0x Liquidity • $585 million revolver accessible through 2025 • Maintain average cash balance of $15-$20 million Distributions • Preferred equity terms prohibit stock repurchases or common stock dividends while outstanding Debt Paydown (2) M&A All Other Uses (3) TV Peers’ Discretionary Capital Allocation Since the ION Acquisition (1) Scripps Financial Policy $ in millions Source: Company Filings 13 70% 74% 77% 4%1% 1% 1% 4% 81% 99% 29% 26% 19% 15% $1,272 $492 $203 $738 $689 Scripps Tegna Sinclair Ne xstar Gray

WE HAVE MADE SIGNIFICANT PROGRESS TOWARD LEVERAGE REDUCTION

Total Debt


$ in millions
$2,987
$2,944
$2,940
$2,822
Q4'23A
Q1'24A
Q2'24A
Q3'24A

Net Leverage


(x)
5.7x
5.8x
6.0x
5.1x
Q4'23A
Q1'24A
Q2'24A
Q3'24A

Commentary

- Significant cash flow generation driven by strong political and continued optimization of expenses will enable Scripps to repay about $300 million of debt this year and reduce net leverage by at least a full point.
- Year-end leverage is expected to decline to the high 4x range.
- Specific steps taken include:
  - ✓ PIK of Berkshire Hathaway preferred (~$48 million/year)
  - ✓ Cost savings from reorganization program announced in 2023 ($40 million/year)
  - ✓ Run-rate savings from reduction in Scripps News (~$35 million/year)
  - ✓ $60 million of real estate sales under LOI

14

APPENDIX: GAAP RECONCILIATION 15

In addition to results prepared in accordance with GAAP, the company discusses adjusted EBITDA, a non-GAAP performance measure that management and the company’s Board of Directors uses to evaluate the performance of the business. We also believe that the non-GAAP measure provides useful information to investors by allowing them to view our business through the eyes of management and is a measure that is frequently used by industry analysts, investors and lenders as a measure of valuation for broadcast companies. Adjusted EBITDA is calculated as income (loss) from continuing operations, net of tax, plus income tax expense (benefit), interest expense, losses (gains) on extinguishment of debt, defined benefit pension plan expense (income), share-based compensation costs, depreciation, amortization of intangible assets, impairment of goodwill, loss (gain) on business and asset disposals, acquisition and integration costs, restructuring charges and certain other miscellaneous items. We consider adjusted EBITDA to be an indicator of our operating performance. A reconciliation of the adjusted EBITDA measure to the comparable financial measure in accordance with GAAP is as follows: 16 NON-GAAP INFORMATION